SOUNDBITE COMMUNICATIONS REPORTS FOURTH QUARTER
AND FULL YEAR 2007 FINANCIAL RESULTS
Record Revenues of $11.3 Million Up 24.3% Year over Year
GAAP EPS of $0.08, non-GAAP EPS of $0.04
BEDFORD, Mass. — February 27, 2008 — SoundBite Communications, Inc. (NASDAQ: SDBT), a leading provider of on-demand automated voice messaging solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2007. Fourth quarter revenues were $11.3 million, an increase of 24.3% from the same quarter in 2006.
Revenue Highlights
•	First-party clients represented 46% of total revenues, and third-party clients represented 54%, unchanged from a year ago.

•	There were 185 total active clients in the quarter, an increase of 23% from 151 during the prior-year quarter.
“We were pleased that our fourth quarter revenue growth continued to demonstrate strong contributions to sales from both the growing usage of our platform among existing clients and from new clients. We launched new customer care applications in a number of vertical markets as we built on the success we have had expanding our customer base from third-party agency clients to first-party corporate clients,” said Peter Shields, President and CEO of SoundBite Communications. “In 2007, we executed on our growth strategy and made investments that we expect will fuel growth in 2008 and beyond. This year, we plan to be fully VoIP-enabled by the end of June. In addition, we will continue to develop our integrated multi-channel communications solution.”
Gross margin for the fourth quarter of 2007 was 66.6% versus 68.2% in the fourth quarter of 2006. Operating expenses were $7.2 million in the quarter and as a percentage of revenues were 63.5% versus 64.3% in the year-earlier period.
Net income under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of 2007 was $1.2 million versus GAAP net income of $163,000 in the fourth quarter of 2006. GAAP earnings per share (EPS) were $0.08 versus $0.01 in the same quarter of 2006. GAAP net income for the fourth quarter of 2007 included a benefit of $595,000 for revaluation of outstanding redeemable preferred stock warrants versus a charge related to these warrants of $177,000 in the quarter a year ago. GAAP net income also included stock-based compensation expense of

$98,000 versus $16,000 in the year-ago quarter. (See the attached table for a break down of stock-based compensation expense by operating statement line item.)
On a pro forma basis, excluding the effects in the fourth quarter of 2007 of the non-cash benefit from the revaluation of the redeemable preferred stock warrants, non-GAAP net income was $559,000 in the fourth quarter of 2007 and $340,000 in the fourth quarter of 2006. Pro forma EPS was $0.04 for the fourth quarter of 2007 versus $0.03 in last year’s fourth quarter.
Non-GAAP net income and non-GAAP EPS are described below and reconciled to corresponding GAAP measures in the accompanying financial tables.
Full-Year 2007 Results
For full-year 2007, revenues were $39.5 million, up 35.9% from revenues of $29.1 million last year. Gross margin for the full year 2007 was 63.9% versus 67.3% in 2006. Operating expenses were $24.6 million, or 62.3% of sales, versus $19.4 million, or 66.9% of sales in 2006. Operating expenses for the year 2007 included stock-based compensation expense of $318,000 versus $64,000 in 2006.
For full-year 2007, SoundBite recorded a charge of $352,000 to reflect the increase in fair value of its redeemable preferred stock warrants versus a charge of $177,000 for full-year 2006. Also, in the third quarter of 2007, SoundBite recorded a one-time charge of $435,000 for the write-off of leasehold improvements and future rent and related maintenance expense due to the vacating of leased space at its former corporate headquarters.
GAAP net income for 2007 was approximately $466,000 versus a loss of $123,000 in 2006. GAAP EPS for full year 2007 was $0.03 versus a loss of $0.30 for full year 2006.
For the full-year 2007, on a pro forma basis, excluding the effects of the non-cash charges relating to redeemable preferred stock warrants in both years and the one-time write-offs relating to the headquarters relocation in 2007 (net of the income tax effects of these items), non-GAAP net income was $1.2 million versus $54,000 in 2006. Non-GAAP diluted EPS was $0.10 for the full-year 2007 versus $0.10 in 2006.
Other Highlights of the Quarter
•	In December, SoundBite’s solution received a 2007 Product of the Year Award from Customer Interaction Solutions Magazine. SoundBite also won this award in 2006 and 2005.

•	In November, SoundBite’s automated voice messaging solution was included in Collection Advisor Magazine’s list of the Top 100 Collection Technology Products of 2007. This is the third straight year that SoundBite was recognized on the list.

•	In October, SoundBite was ranked 152 on the Deloitte Technology Fast 500, an annual listing of the 500 fastest growing companies in North America based on percentage revenue growth over five years. SoundBite ended 2007 with six prestigious awards from the business, collections, customer care and contact center industries.

•	In December, SoundBite received its SAS 70 Type II auditor’s report, which provides assurance to SoundBite’s clients that the company has undergone and satisfied an in-depth audit of its internal and external control activities. A Type II report not only includes the service provider’s description of controls, but also includes detailed testing of the service provider’s controls over a minimum six month period.
First Quarter 2008 and Full Year 2008 Guidance
 For the first quarter of 2008, SoundBite currently projects revenues in the range of $10.7 million to $11.0 million, gross margin in the range of 62% to 64%, total operating expenses of $7.2 million to $7.4 million, and interest income of approximately $400,000. This guidance does not include approximately $750,000 anticipated legal expenses associated with the URS matter. SoundBite is forecasting GAAP net loss to be between $50,000 and $150,000 for the first quarter of 2008. The basic weighted average share count is expected to be 15.2 million for the first quarter of 2008. The fully diluted weighted average share count is expected to be approximately 16.9 million for the first quarter of 2008. For the first quarter, SoundBite expects stock-based compensation expense of approximately $125,000. SoundBite expects capital expenditures to be approximately $700,000 and depreciation expense to be approximately $875,000.
For the full year 2008, SoundBite anticipates that growth rates will continue to be 35% to 40% as previously guided or in the range of $53.3 million to $55.3 million, gross margin in the range of 62% to 65%, and an increase in operating expense of 30% to 33% over 2007. This guidance does not include approximately $1.5 million anticipated legal expenses associated with the URS matter. Stock-based compensation expense is expected to be approximately $900,000. SoundBite expects the fully diluted weighted average share count to be approximately 17.4 million shares for the full year 2008.
About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, SoundBite uses the following non-GAAP financial measures: non-GAAP net income and non-GAAP EPS. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliation of GAAP Net Income and EPS to Non-GAAP Net Income and EPS.”
SoundBite uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Its management believes that these non-GAAP financial measures provide meaningful supplemental information regarding SoundBite’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of its “recurring core business operating results,” meaning its operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. SoundBite believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SoundBite’s performance and in planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to SoundBite’s historical performance and liquidity as well as comparisons to competitors’ operating results. SoundBite believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Non-GAAP net income and EPS. SoundBite defines non-GAAP net income as net income plus non-cash charges to mark to market outstanding redeemable preferred stock warrants and non-recurring write-offs associated with the relocation of the company’s corporate headquarters. It defines non-GAAP EPS as non-GAAP net income divided by the weighted average shares, on a fully-diluted basis, outstanding as of the end of the period.
Webcast and Teleconference Information
The company will host a conference call today at 5:00 p.m. ET to discuss its financial results. A live and archived webcast of the event will be available at http://ir.soundbite.com/events.cfm. A live dial-in is available domestically at 877-419-6596 and internationally at 719-325-4847. A replay of the call will be available two hours after the live call until 11:59 p.m. ET March 5, 2008 and can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers and entering passcode 3361430.
About SoundBite Communications
SoundBite Communications is a leading provider of automated customer contact solutions that are delivered through a Software as a Service (SaaS) model. Organizations rely on SoundBite’s on-demand solution to initiate and manage customer contact campaigns across a variety of collections, customer care, and marketing processes. SoundBite helps organizations increase revenue, enhance customer service and retention, secure payments, and can also improve contact center efficiency by increasing agent productivity and enabling agentless interactions.

The company’s multi-tenant customer communications platform is used by organizations across a number of industries, including collection agencies, financial service providers, retailers, telecommunications providers, and utilities. SoundBite’s clients use the service to place approximately one and a half billion calls annually. SoundBite is headquartered in Bedford, Massachusetts. For more information, visit www.SoundBite.com.
Forward-Looking Statement
This is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this press release, including statements made above in the first paragraph under “Revenue Highlights” and in the two paragraphs under “First Quarter 2008 and Full Year 2008 Guidance,” are based upon SoundBite’s historical performance and its current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by SoundBite, its management or any other person that the future plans, estimates or expectations contemplated by SoundBite will be achieved. These forward-looking statements represent SoundBite’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and SoundBite disclaims any obligation to update the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including: slower than anticipated development of the market for automated voice messaging services; defects in SoundBite’s platform, disruptions in its service or errors in its execution; discontinued or decreased use of SoundBite’s service by its clients, which are not subject to minimum purchase requirements; and the occurrence of events adversely affecting the collection agencies industry or in-house collection departments, which account for a significant portion of SoundBite’s revenues. These and other factors, including the factors set forth under the caption “Item 1A. Risk Factors” in SoundBite’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007 filed with the Securities and Exchange Commission on November 1, 2007, could cause SoundBite’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
SoundBite is a registered service mark of SoundBite Communications, Inc.

IR Contact:	Media Contact:

Lynn Ricci SoundBite Communications 781- 897-2696 lricci@soundbite.com	Marie Ruzzo SoundBite Communications 781-897-2632 mrizzo@Soundbite.com
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SOUNDBITE COMMUNICATIONS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$11,326	$9,114	$39,492	$29,069
Cost of revenues (1)	3,780	2,894	14,258	9,505

Gross profit	7,546	6,220	25,234	19,564

Operating expenses:
Research and development (1)	1,155	946	3,913	3,453
Sales and marketing (1)	4,093	3,770	14,702	12,172
General and administrative (1)	1,946	1,140	5,999	3,820

Total operating expenses	7,194	5,856	24,614	19,445

Operating income	352	364	620	119

Other income (expense):
Interest income	284	73	476	299
Interest expense	(21)	(97)	(222)	(398)
Warrant charge for change in fair value	595	(177)	(352)	(177)
Other, net	—	0	—	6

Total other expense, net	858	(201)	(98)	(270)

Income (loss) before provision for income taxes and cumulative change in accounting	1,210	163	522	(151)

Provision for income taxes	56	—	56	—

Income (loss) before cumulative change in accounting	1,154	163	466	(151)
Cumulative change in accounting	—	—	—	28

Net income (loss)	1,154	163	466	(123)
Accretion of preferred stock	(4)	(11)	(37)	(44)

Net income (loss) attributable to common stockholders	$1,150	$152	$429	$(167)

Income (loss) per common share:
Basic:
Before cumulative change in accounting	$0.12	$0.25	$0.15	$(0.35)
Cumulative change in accounting	$—	$—	$—	$0.05
Net income (loss) attributable to common stockholders	$0.12	$0.25	$0.15	$(0.30)
Diluted:
Before cumulative change in accounting	$0.08	$0.01	$0.03	$(0.35)
Cumulative change in accounting	$—	$—	$—	$0.05
Net income (loss) attributable to common stockholders	$0.08	$0.01	$0.03	$(0.30)

Weighted average common shares outstanding:
Basic	9,449,809	614,705	2,859,797	557,063
Diluted	14,890,172	11,563,780	12,778,255	557,063
(1)	Amounts include stock-based compensation expense, as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Cost of revenues	$2	$—	$6	$1
Research and development	5	—	17	6
Sales and marketing	38	4	120	28
General and administrative	53	12	175	29

	$98	$16	$318	$64

SOUNDBITE COMMUNICATIONS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2007	2006

Current assets:
Cash and cash equivalents	$35,674	$7,251
Accounts receivable, net of allowance for doubtful accounts of $176 and $88 at December 31, 2007 and 2006	7,261	5,921
Prepaid expenses and other current assets	1,309	610

Total current assets	44,244	13,782

Property and equipment, net	6,096	4,447
Other assets	149	—

Total assets	$50,489	$18,229

Current liabilities:

Bank line of credit	$—	$889
Equipment line of credit — current portion	—	1,666
Accounts payable	457	633
Accrued expenses	3,763	2,546
Preferred stock warrant liability	—	482

Total current liabilities	4,220	6,216

Non-current liabilities:

Equipment line of credit — net of current portion	—	990

Total liabilities	4,220	7,206

Redeemable convertible preferred stock, $0.001 par value — at carrying value; no shares authorized, issued and outstanding at December 31, 2007, 46,513,420 shares authorized and 45,779,304 shares issued and outstanding at December 31, 2006, liquidation preference of $30,430,000 and redemption value of $30,208,000 at December 31, 2006	—	30,788
Stockholders’ equity (deficit):

Common stock, $0.001 par value — 75,000,000 shares authorized; 15,420,888 shares issued and 15,225,503 shares outstanding at December 31, 2007; 821,471 shares issued and 626,086 shares outstanding at December 31, 2006	15	1
Additional paid-in capital	65,824	274

Treasury stock, at cost — 195,385 shares at December 31, 2007 and 2006	(132)	(132)
Other comprehensive income	4	—
Accumulated deficit	(19,442)	(19,908)

Total stockholders’ equity (deficit)	46,269	(19,765)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$50,489	$18,229

SOUNDBITE COMMUNICATIONS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Net Income and EPS (unaudited)
(in thousands except share and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

GAAP net income (loss)	$1,154	$163	$466	$(123)
Redeemable preferred stock warrants	(595)	177	352	177
Vacation operating lease expense	—	—	435	—
Income tax effect	—	—	(18)	—

Non-GAAP net income	$559	$340	$1,235	$54

Non-GAAP net income per share
Basic	$0.06	$0.55	$0.43	$0.10
Diluted	$0.04	$0.03	$0.10	$0.10

Weighted average common shares outstanding:
Basic	9,449,809	614,705	2,859,797	557,063
Diluted	14,890,172	11,563,780	12,778,255	557,063